Exhibit 99.1

1999 Bryan Street, Suite 1200
Dallas, Texas 75201
1.214.583.8500

Press Release

FOR IMMEDIATE RELEASE	May 9, 2023

Jacobs Reports Fiscal Second Quarter 2023 Earnings
Operating Profit up 74% Year-Over-Year, Adjusted Operating Profit up 7%1
People and Places Solutions Operating Profit up 21% Year-Over-Year
Second Quarter Revenue up 6% Year-Over-Year; 9% in Constant Currency1
Narrows Fiscal 2023 Outlook Range; Reiterates 100% Cash Flow Conversion Target
Announced Plans for Spin-off of Critical Mission Solutions Business
DALLAS, TEXAS - Jacobs Solutions Inc. (NYSE: J) today announced its financial results for the fiscal second quarter ended March 31, 2023.
Q2 2023 Highlights:
▪Revenue of $4.1 billion up 6.4% y/y; net revenue1 increased 5.2% y/y and up 8% in constant currency1
▪Backlog1 of $29.0 billion, up 4% y/y; gross margin in backlog up y/y
▪EPS of $1.70, up 149% y/y; Adjusted EPS from continuing operations1 of $1.81, up 5% y/y
▪Cash provided by operations of $132 million; continue to expect 100% fiscal year underlying cash conversion
Jacobs' CEO Bob Pragada commented, "We have delivered a robust second quarter focused on disciplined and rigorous execution. Our strong performance across the portfolio, led by People and Places Solutions Operating Profit growth of 21% year over year, demonstrates the continued high demand for our world-class services. Today's announcement to separate the CMS business represents the next step in our strategic portfolio transformation, unlocking enhanced long-term shareholder value by creating a streamlined higher growth, higher margin business portfolio focused on critical infrastructure and sustainability."

Jacobs' President and CFO Kevin Berryman added, "We delivered solid second quarter results with strong revenue growth, with improving business mix and cost discipline, allowing for continued margin expansion despite ongoing inflationary pressures. Both revenue and gross margin in backlog improved in Q2, which provides visibility supporting our fiscal year 2023 outlook. We continue to see increasing momentum in critical infrastructure, including water, transportation and sustainability. Our strong financial position and re-affirmed full-year cash flow guidance will allow us to continue to re-invest behind our accelerators while managing a disciplined capital allocation strategy."

Financial Outlook2
The company has narrowed its outlook for fiscal year 2023 adjusted EBITDA to a range of $1,420 million to $1,470 million and adjusted EPS of $7.25 to $7.45.

Planned Spin-Off of Critical Mission Solutions ("CMS") business
In a separate press release issued today, Jacobs announced its intent to spin off its CMS business, resulting in two independent companies, each positioned for greater success and designed to create meaningful benefits for all stakeholders. The Company is targeting completing the transaction in the second half of Fiscal Year 2024.

1See "Non-GAAP Financial Measures and Operating Metrics" and the GAAP Reconciliation tables that follow for additional detail.
2Reconciliation of full year fiscal 2023 adjusted EPS outlook and adjusted EBITDA outlook to the most directly comparable GAAP measure is not available without unreasonable efforts because the Company cannot predict with sufficient certainty all the components required to provide such reconciliation, including with respect to the costs and charges and timing of costs and charges relating to expenses, restructuring and integration costs to be incurred in fiscal 2023.

Second Quarter Review

	Fiscal Q2 2023	Fiscal Q2 2022	Change
Revenue	$4.1 billion	$3.8 billion	$300 million
Net Revenue	$3.4 billion	$3.3 billion	$100 million
GAAP Net Earnings from Continuing Operations	$217 million	$89 million	$128 million
GAAP Earnings Per Diluted Share (EPS) from Continuing Operations	$1.70	$0.68	$1.02
Adjusted Net Earnings from Continuing Operations	$231 million	$223 million	$8 million
Adjusted EPS from Continuing Operations	$1.81	$1.72	$0.09
The Company’s adjusted net earnings from continuing operations and adjusted EPS from continuing operations for the second quarter of fiscal 2023 and fiscal 2022 exclude certain adjustments that are further described in the section entitled “Non-GAAP Financial Measures” at the end of this release. For a reconciliation of Revenue to Net Revenue, see "Segment Information", below.

The Company’s U.S. GAAP effective tax rate for continuing operations is 7.6% for the fiscal second quarter 2023 and fiscal second quarter 2023 adjusted earnings per share from continuing operations reflects an estimated full year 21.0% adjusted effective tax rate. The Company’s U.S. GAAP effective tax rate for continuing operations is 29.7% for the fiscal second quarter 2022, and fiscal second quarter 2022 adjusted earnings per share from continuing operations reflects an estimated full year 21.7% adjusted effective tax rate.

Jacobs is hosting a conference call at 10:00 A.M. ET on Tuesday May 9, 2023, which it is webcasting live at www.jacobs.com.
Forward-Looking Statements
Certain statements contained in this press release constitute forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that do not directly relate to any historical or current fact. When used herein, words such as “expects,” “anticipates,” “believes,” “seeks,” “estimates,” “plans,” “intends,” “future,” “will,” “would,” “could,” “can,” “may,” "target," "goal" and similar words are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding our expectations as to our future growth, prospects, financial outlook and business strategy, including our expectations for our fiscal year 2023 adjusted EBITDA and adjusted EPS, cash flow conversion, our plans to separate the CMS business through a spin-off that is intended to be tax-free to stockholders for U.S. federal income taxes purposes, the description of the CMS business following the separation, the timing of completion for the separation and the perceived benefits for both Jacobs and CMS to be derived from the separation. You should not place undue reliance on these forward-looking statements. Although such statements are based on management's current estimates and expectations, and/or currently available competitive, financial, and economic data, forward-looking statements are inherently uncertain, and you should not place undue reliance on such statements as actual results may differ materially. We caution the reader that there are a variety of risks, uncertainties and other factors that could cause actual results to differ materially from what is contained, projected or implied by our forward-looking statements. Such factors include uncertainties as to the final structure and timing of the separation of the CMS business, the possibility that closing conditions for a separation transaction may not be satisfied or waived, the impact of the separation on the Company’s and CMS’s businesses, and a possible decrease in the trading price of their shares, if the separation is completed, the possibility that the separation may not qualify for the expected tax treatment, the risk that any consents or approvals required in connection with the separation may not be received, the risk that the separation may be more difficult, time-consuming or costly than expected, and the possibility that we may not retain key employees while the separation is pending or after it is completed, as well as factors related to our business, such as our ability to fully execute on our three-year corporate strategy, including our ability to invest in the tools needed to implement our strategy, competition from existing and future competitors in our target markets, our ability to achieve the cost-savings and synergies contemplated by our recent acquisitions within the expected time frames or to achieve them fully and to successfully integrate acquired businesses while retaining key personnel, the impact of any pandemic, and any resulting economic downturn on our results, prospects and opportunities, measures or restrictions imposed by governments and health officials in response to the pandemic, the timing of the award of projects and funding and potential changes to the amounts provided for under the Infrastructure Investment and Jobs Act, any changes in U.S. or foreign tax laws, statutes, regulations or ordinances that may adversely impact our future financial positions or results of operations, financial market risks that may affect the Company, including by affecting the Company's access to capital, the cost of such capital and/or the Company's funding obligations under defined benefit pension and postretirement plans, as well as general economic conditions, including inflation and the actions taken by monetary authorities in response to inflation, changes in interest rates, and foreign currency exchange rates, changes in capital markets, the current banking crisis, or the impact of a possible recession or economic downturn or recession on our results, prospects and opportunities, and geopolitical events and conflicts among others. The impact of such matters includes, but is not limited to, the possibility that we will not complete the spin-off or any separation transaction, the possible reduction in demand for certain of our product solutions and services and the delay or abandonment of ongoing or anticipated projects due to the financial condition of our clients and suppliers or to governmental budget constraints or changes to governmental budgetary priorities; the inability of our clients to meet their payment obligations in a timely manner or at all; potential issues and risks related to a significant portion of our employees working remotely; illness, travel restrictions and other workforce disruptions that have and could continue to negatively affect our supply chain and our ability to timely and satisfactorily complete our clients’ projects; difficulties associated with retaining and hiring additional employees; and the inability of governments in certain of the countries in which we operate to effectively mitigate the financial or other impacts of the pandemics on their economies and workforces and our operations therein. The foregoing factors and potential future developments are inherently uncertain, unpredictable and, in many cases, beyond our control. For a description of these and additional factors that may occur that could cause actual results to differ from our forward-looking statements see our Annual Report on Form 10-K for the year ended September 30, 2022, and in particular the discussions contained therein under Item 1 - Business; Item 1A - Risk Factors; Item 3 - Legal Proceedings; and Item 7 - Management's Discussion and Analysis of Financial Condition and Results of Operations, and Part II, Item 1A - Risk Factors, in our most recently filed Quarterly Report on Form 10-Q, as well as the Company’s other filings with the Securities and Exchange Commission. The Company is not under any duty to update any of the forward-looking statements after the date of this press release to conform to actual results, except as required by applicable law.
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About Jacobs
At Jacobs, we're challenging today to reinvent tomorrow by solving the world's most critical problems for thriving cities, resilient environments, mission-critical outcomes, operational advancement, scientific discovery and cutting-edge manufacturing, turning abstract ideas into realities that transform the world for good. With approximately $15 billion in annual revenue and a talent force of more than 60,000, Jacobs provides a full spectrum of professional services including consulting, technical, scientific and project delivery for the government and private sectors. Visit jacobs.com and connect with Jacobs on LinkedIn, Twitter, Facebook and Instagram.

Financial Highlights:
Results of Operations (in thousands, except per-share data):

	For the Three Months Ended		For the Six Months Ended
Unaudited	March 31, 2023	April 1, 2022	March 31, 2023	April 1, 2022
Revenues	$4,078,332	$3,834,059	$7,877,001	$7,214,684
Direct cost of contracts	(3,188,038)	(2,963,649)	(6,171,994)	(5,547,800)
Gross profit	890,294	870,410	1,705,007	1,666,884
Selling, general and administrative expenses	(600,431)	(704,195)	(1,177,339)	(1,323,336)
Operating Profit	289,863	166,215	527,668	343,548
Other Income (Expense):
Interest income	7,630	381	10,637	1,882
Interest expense	(40,613)	(21,995)	(80,690)	(41,421)
Miscellaneous (expense) income, net	(4,567)	10,681	(7,820)	20,362
Total other expense, net	(37,550)	(10,933)	(77,873)	(19,177)
Earnings from Continuing Operations Before Taxes	252,313	155,282	449,795	324,371
Income Tax Expense from Continuing Operations	(19,060)	(46,166)	(69,163)	(62,054)
Net Earnings of the Group from Continuing Operations	233,253	109,116	380,632	262,317
Net Loss of the Group from Discontinued Operations	(75)	(1)	(783)	(233)
Net Earnings of the Group	233,178	109,115	379,849	262,084
Net Earnings Attributable to Noncontrolling Interests from Continuing Operations	(7,803)	(10,261)	(14,834)	(19,514)
Net Earnings Attributable to Redeemable Noncontrolling interests	(8,863)	(10,038)	(12,855)	(19,721)
Net Earnings Attributable to Jacobs from Continuing Operations	216,587	88,817	352,943	223,082
Net Earnings Attributable to Jacobs	$216,512	$88,816	$352,160	$222,849
Net Earnings Per Share:
Basic Net Earnings from Continuing Operations Per Share	$1.71	$0.69	$2.78	$1.72
Basic Net Loss from Discontinued Operations Per Share	$—	$—	$(0.01)	$—
Basic Earnings Per Share	$1.71	$0.69	$2.78	$1.72

Diluted Net Earnings from Continuing Operations Per Share	$1.70	$0.68	$2.77	$1.71
Diluted Net Loss from Discontinued Operations Per Share	$—	$—	$(0.01)	$—
Diluted Earnings Per Share	$1.70	$0.68	$2.76	$1.71

Segment Information (in thousands):

	Three Months Ended		Six Months Ended
Unaudited	March 31, 2023	April 1, 2022	March 31, 2023	April 1, 2022
Revenues from External Customers:
Critical Mission Solutions	$1,191,056	$1,134,381	$2,266,231	$2,111,159
People & Places Solutions	2,345,065	2,162,994	4,572,050	4,083,990
Pass Through Revenue	(629,319)	(563,668)	(1,289,296)	(1,036,048)
People & Places Solutions Net Revenue	$1,715,746	$1,599,326	$3,282,754	$3,047,942
Divergent Solutions	$241,224	$239,294	$455,690	$432,171
Pass Through Revenue	(17,389)	(8,910)	(31,103)	(14,621)
Divergent Solutions Net Revenue	$223,835	$230,384	$424,587	$417,550
PA Consulting	$300,987	$297,390	$583,030	$587,364
Total Revenue	$4,078,332	$3,834,059	$7,877,001	$7,214,684
Net Revenue	$3,431,624	$3,261,481	$6,556,602	$6,164,015

	Three Months Ended		Six Months Ended
	March 31, 2023	April 1, 2022	March 31, 2023	April 1, 2022
Segment Operating Profit:
Critical Mission Solutions	$93,943	$94,617	$176,163	$185,857
People & Places Solutions	232,205	192,713	458,825	381,554
Divergent Solutions	24,861	17,055	36,828	40,163
PA Consulting	65,631	68,332	116,658	131,402
Total Segment Operating Profit	416,640	372,717	788,474	738,976
Other Corporate Expenses (1)	(107,623)	(89,232)	(201,309)	(194,592)
Restructuring, Transaction and Other Charges (2)	(19,154)	(117,270)	(59,497)	(200,836)
Total U.S. GAAP Operating Profit	289,863	166,215	527,668	343,548
Total Other Expense, net (3)	(37,550)	(10,933)	(77,873)	(19,177)
Earnings Before Taxes from Continuing Operations	$252,313	$155,282	$449,795	$324,371

(1)	Other corporate expenses included intangibles amortization of $50.5 million and $48.4 million for the three months ended March 31, 2023 and April 1, 2022, respectively, and $100.2 million and $95.3 million, for the six months ended March 31, 2023 and April 1, 2022, respectively. Additionally, the six month period of fiscal 2023 included approximately $15.0 million in net favorable impacts from cost reductions compared to the prior year period, which was associated mainly with net favorable impacts during first quarter from changes in employee benefit programs of $41 million offset by approximately $26 million in higher spend in company technology platforms and other personnel and corporate cost increases.
(2)	The three months ended March 31, 2023 and April 1, 2022 included real estate impairment charges related to the Company's transformation initiatives of $10.1 million and $2.3 million, respectively, and $37.2 million and $74.6 million for the six months ended March 31, 2023 and April 1, 2022, respectively. Also included in the three and six months ended April 1, 2022 is $91.3 million related to the final pre-tax settlement of the Legacy CH2M Matter, net of previously recorded reserves.
(3)	The six month period ended April 1, 2022 included $3.5 million in income associated with final exit activities associated with our AWE ML investment and a gain of $7.1 million related to a lease termination. Additionally, the unfavorable change in Other Expense, net for the periods presented are attributable mainly to higher net interest expense year over year, primarily due to higher interest rates as well as the full 2023 period impacts of increased levels of debt outstanding due to fiscal 2022 incremental borrowings associated with the funding of the StreetLight and BlackLynx acquisitions and the payment of the Legacy CH2M Matter settlement.

Balance Sheet (in thousands):

	March 31, 2023	September 30, 2022
	Unaudited
ASSETS
Current Assets:
Cash and cash equivalents	$1,223,331	$1,140,479
Receivables and contract assets	3,518,728	3,405,381
Prepaid expenses and other	165,822	176,134
Total current assets	4,907,881	4,721,994
Property, Equipment and Improvements, net	367,217	346,676
Other Noncurrent Assets:
Goodwill	7,365,872	7,184,658
Intangibles, net	1,379,879	1,394,052
Deferred income tax assets	30,617	31,480
Operating lease right-of-use assets	446,589	476,913
Miscellaneous	504,576	504,646
Total other noncurrent assets	9,727,533	9,591,749
	$15,002,631	$14,660,419
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Current maturities of long-term debt	$51,735	$50,415
Accounts payable	967,832	966,792
Accrued liabilities	1,316,415	1,441,762
Operating lease liability	152,390	150,171
Contract liabilities	723,054	641,705
Total current liabilities	3,211,426	3,250,845
Long-term Debt	3,402,471	3,357,256
Liabilities relating to defined benefit pension and retirement plans	285,648	271,332
Deferred income tax liabilities	302,046	269,077
Long-term operating lease liability	586,805	607,447
Other deferred liabilities	120,204	167,548
Commitments and Contingencies
Redeemable Noncontrolling interests	666,007	632,522
Stockholders’ Equity:
Capital stock:
Preferred stock, $1 par value, authorized - 1,000,000 shares; issued and outstanding - none	—	—
Common stock, $1 par value, authorized - 240,000,000 shares; issued and outstanding - 126,805,092 shares and 127,393,378 shares as of March 31, 2023 and September 30, 2022, respectively	126,805	127,393
Additional paid-in capital	2,697,523	2,682,009
Retained earnings	4,393,351	4,225,784
Accumulated other comprehensive loss	(838,042)	(975,130)
Total Jacobs stockholders’ equity	6,379,637	6,060,056
Noncontrolling interests	48,387	44,336
Total Group stockholders’ equity	6,428,024	6,104,392
	$15,002,631	$14,660,419

Statement of Cash Flow (in thousands):

	For the Three Months Ended		For the Six Months Ended
Unaudited	March 31, 2023	April 1, 2022	March 31, 2023	April 1, 2022
Cash Flows from Operating Activities:
Net earnings attributable to the Group	$233,178	$109,115	$379,849	$262,084
Adjustments to reconcile net earnings to net cash flows (used for) provided by operations:
Depreciation and amortization:
Property, equipment and improvements	27,707	26,383	55,686	52,620
Intangible assets	50,475	48,431	100,247	95,338
Stock based compensation	15,054	18,147	35,285	25,161
Equity in earnings of operating ventures, net of return on capital distributions	(5,544)	531	(2,931)	13,280
Loss on disposals of assets, net	587	270	828	421
Impairment of long-lived assets and equity method investment	10,075	2,319	37,217	74,585
Deferred income taxes	6,988	33,699	20,785	16,040
Changes in assets and liabilities, excluding the effects of businesses acquired:
Receivables and contract assets, net of contract liabilities	(63,915)	(197,416)	63,229	(33,881)
Prepaid expenses and other current assets	(18,159)	(16,370)	(9,940)	15,916
Miscellaneous other assets	894	42,583	43,472	67,201
Accounts payable	36,560	106,918	(15,109)	18,448
Accrued liabilities	(101,814)	(28,719)	(228,857)	(119,982)
Other deferred liabilities	(62,358)	(14,898)	(53,896)	(33,305)
Other, net	2,313	(6,382)	8,474	(7,670)
Net cash provided by operating activities	132,041	124,611	434,339	446,256
Cash Flows from Investing Activities:
Additions to property and equipment	(35,202)	(28,905)	(67,389)	(48,223)
Disposals of property and equipment and other assets	7	1,021	15	1,064
Capital contributions to equity investees, net of return of capital distributions	8,000	1,562	8,384	1,082
Acquisitions of businesses, net of cash acquired	(742)	(182,935)	(17,685)	(412,748)
Net cash (used for) provided by investing activities	(27,937)	(209,257)	(76,675)	(458,825)
Cash Flows from Financing Activities:
Net proceeds from (payments of) borrowings	(46,422)	155,726	(53,843)	387,113
Debt issuance costs	(11,388)	—	(11,388)	—
Proceeds from issuances of common stock	10,577	10,325	25,374	28,187
Common stock repurchases	—	(50,000)	(140,522)	(50,000)
Taxes paid on vested restricted stock	(679)	(172)	(23,209)	(28,398)
Cash dividends to shareholders	(32,977)	(29,749)	(62,788)	(57,247)
Net dividends associated with noncontrolling interests	(8,976)	4,651	(11,283)	(9,416)
Repurchase of redeemable noncontrolling interests	—	—	(58,353)	(35,095)
Net cash (used for) provided by financing activities	(89,865)	90,781	(336,012)	235,144
Effect of Exchange Rate Changes	(2,045)	(15,514)	49,761	(12,792)
Net Increase (Decrease) in Cash and Cash Equivalents and Restricted Cash	12,194	(9,379)	71,413	209,783
Cash and Cash Equivalents, including Restricted Cash, at the Beginning of the Period	1,213,426	1,245,737	1,154,207	1,026,575
Cash and Cash Equivalents, including Restricted Cash, at the End of the Period	$1,225,620	$1,236,358	$1,225,620	$1,236,358

Backlog (in millions):

	March 31, 2023	April 1, 2022
Critical Mission Solutions	$8,136	$7,509
People & Places Solutions	17,563	16,949
Divergent Solutions	2,956	3,063
PA Consulting	319	269
Total	$28,974	$27,790

Non-GAAP Financial Measures and Operating Metrics:
In this press release, the Company has included certain non-GAAP financial measures as defined in Regulation G promulgated under the Securities Exchange Act of 1934, as amended. These non-GAAP measures are described below.

Net revenue is calculated excluding pass through revenue of the Company’s People & Places Solutions and Divergent Solutions segments from the Company’s revenue from continuing operations.

Adjusted operating profit, adjusted earnings from continuing operations before taxes, adjusted income taxes from continuing operations, adjusted net earnings from continuing operations and adjusted EPS from continuing operations are calculated by:

1.Excluding items collectively referred to as Restructuring, Transaction and Other Charges, which include:
a.costs and other charges associated with our Focus 2023 transformation initiatives, including activities associated with the re-scaling and repurposing of physical office space, employee separations, contractual termination fees and related expenses, referred to as "Focus 2023 Transformation";
b.transaction costs and other charges incurred in connection with the acquisitions of Buffalo Group, BlackLynx and StreetLight and the strategic investment in PA Consulting, including advisor fees, change in control payments, and the impact of the quarterly adjustment to the estimated performance based payout of contingent consideration to the sellers in connection with certain acquisitions; and similar transaction costs and expenses (collectively referred to as "Transaction Costs");
c.recoveries, costs and other charges associated with restructuring activities implemented in connection with the acquisitions of CH2M, John Wood Group nuclear business, Buffalo Group, BlackLynx, StreetLight, the strategic investment in PA Consulting, the sale of the ECR business and other related cost reduction initiatives, which included involuntary terminations, costs associated with co-locating offices of acquired companies, separating physical locations of continuing operations, professional services and personnel costs, amounts relating to certain commitments and contingencies relating to discontinued operations of the CH2M business, including the final settlement charges relating to the Legacy CH2M Matter, net of previously recorded reserves and charges associated with the impairment and final closing activities of our AWE ML joint venture (collectively referred to as “Restructuring and Integration costs").

2.Excluding items collectively referred to as Other adjustments, which include:
a.adding back amortization of intangible assets;
b.impact of certain subsidiary level contingent equity-based agreements in connection with the transaction structure of our PA Consulting investment;
c.certain non-routine income tax adjustments for the purposes of calculating the Company's annual non-GAAP effective tax rate to facilitate a more meaningful evaluation of the Company’s current operating performance and comparisons to the Company's operating performance in other periods.

Adjustments to derive adjusted net earnings from continuing operations and adjusted EPS from continuing operations are calculated on an after-tax basis.

Adjusted EBITDA is calculated by adding income tax expense, depreciation expense and adjusted interest expense, and deducting interest income from adjusted net earnings from continuing operations.

Certain percentage changes are quantified on a constant currency basis, which provides information assuming that foreign currency exchange rates have not changed between the prior and current periods. For purposes of constant currency calculations, we use the prior period average exchange rates as applied to the current period adjusted amounts.

We believe that the measures listed above are useful to management, investors and other users of our financial information in evaluating the Company’s operating results and understanding the Company’s operating trends by excluding or adding back the effects of the items described above and below, the inclusion or exclusion of which can obscure underlying trends. Additionally, management uses such measures in its own evaluation of the Company’s performance, particularly when comparing performance to past periods, and believes these measures are useful for investors because they facilitate a comparison of our financial results from period to period.

This press release also contains certain operating metrics which management believes are useful in evaluating the Company's performance. Backlog represents revenue we expect to realize for work to be completed by our consolidated subsidiaries and our proportionate share of work to be performed by unconsolidated joint ventures. For more information on how we determine our revenue backlog, see our Backlog Information in our most recent quarterly or annual report filed with the Securities and Exchange Commission. We regularly monitor these operating metrics to evaluate our business, identify trends affecting our business, and make strategic decisions.

The Company provides non-GAAP measures to supplement U.S. GAAP measures, as they provide additional insight into the Company’s financial results. However, non-GAAP measures have limitations as analytical tools and should not be considered in isolation and are not in accordance with, or a substitute for, U.S. GAAP measures. In addition, other companies may define non-GAAP measures differently, which limits the ability of investors to compare non-GAAP measures of the Company to those used by our peer companies.

The following tables reconcile the components and values of U.S. GAAP earnings from continuing operations before taxes, income taxes from continuing operations, net earnings attributable to Jacobs from continuing operations and Diluted Net Earnings from Continuing Operations Per Share (which we refer to as EPS from continuing operations) to the corresponding "adjusted" amount and revenue to net revenue. For the comparable periods presented below, such adjustments consist of amounts incurred in connection with the items described above. Amounts are shown in thousands, except for per-share data (note: earnings per share amounts may not add across due to rounding).

Reconciliation of Operating Profit to Adjusted Operating Profit

	Three Months Ended		Six Months Ended
	March 31, 2023	April 1, 2022	March 31, 2023	April 1, 2022
Operating Profit	289,863	166,215	527,668	343,548
Restructuring, Transaction and Other Charges (1)
Focus 2023 Transformation, mainly real estate rescaling efforts	11,028	8,599	38,828	81,810
Transaction costs	6,282	7,099	11,552	12,761
Restructuring and integration charges	1,845	101,572	9,117	106,265
Other Adjustments (2)
Amortization of intangibles	50,475	48,431	100,247	95,338
Other	(3,164)	—	1,126	—
Adjusted Operating Profit	$356,329	$331,916	$688,538	$639,722
(1) Includes estimated operating profit impacts from real estate impairments associated with the Company's Focus 2023 transformation program and related to the final pre-tax settlement of the Legacy CH2M Matter, net of previously recorded reserves for the three- and six- months ended March 31, 2023 and April 1, 2022, as well as operating profit impacts from charges associated with various transaction costs incurred with our acquisition and restructuring related activity associated with Company restructuring and integration programs.
(2) Includes estimated operating profit impacts from amortization of intangible assets for the three- and six- months ended March 31, 2023 and April 1, 2022 and estimated operating profit impacts on certain subsidiary level contingent equity-based agreements in connection with the transaction structure of our PA Consulting investment for the three- and six-months ended March 31, 2023.

Reconciliation of Earnings from Continuing Operations Before Taxes to Adjusted Earnings from Continuing Operations Before Taxes (in thousands)

	Three Months Ended		Six Months Ended
	March 31, 2023	April 1, 2022	March 31, 2023	April 1, 2022
Earnings from Continuing Operations Before Taxes	$252,313	$155,282	$449,795	$324,371
Restructuring, Transaction and Other Charges (1):
Focus 2023 Transformation, mainly real estate rescaling efforts	10,995	8,365	38,167	74,729
Transaction costs	6,282	7,098	11,552	12,761
Restructuring and integration charges	1,845	99,800	9,117	102,795
Other Adjustments (2):
Amortization of intangibles	50,475	48,431	100,247	95,338
Other	(3,164)	—	1,126	5
Adjusted Earnings from Continuing Operations Before Taxes	$318,746	$318,976	$610,004	$609,999
(1) Includes pre-tax non-cash real estate impairments charges associated with the Company's Focus 2023 transformation program of $10.1 million and $2.3 million for the three-months ended March 31, 2023 and April 1, 2022, respectively, and $37.2 million and $74.6 million for the six-months ended March 31, 2023 and April 1, 2022, respectively. The three- and six- months ended April 1, 2022 includes $91.3 million related to the final pre-tax settlement of the Legacy CH2M Matter, net of previously recorded reserves. Also includes charges associated with various transaction costs incurred with our acquisition and restructuring related activity associated with Company restructuring and integration programs.
(2) Includes pre-tax charges for the removal of amortization of intangible assets for the three- and six- months ended March 31, 2023 and April 1, 2022, respectively, and the impact of certain subsidiary level contingent equity-based agreements in connection with the transaction structure of our PA Consulting investment of $(3.2) million and $1.1 million for the three- and six- months ended March 31, 2023.

Reconciliation of Income Tax Expense from Continuing Operations to Adjusted Income Tax Expense from Continuing Operations

	Three Months Ended		Six Months Ended
	March 31, 2023	April 1, 2022	March 31, 2023	April 1, 2022
Income Tax Expense from Continuing Operations	$(19,060)	$(46,166)	$(69,163)	$(62,054)
Tax Effects of Restructuring, Transaction and Other Charges (1)
Focus 2023 Transformation, mainly real estate rescaling efforts	(2,907)	(2,089)	(9,584)	(15,540)
Transaction costs	(1,486)	(1,746)	(2,736)	(3,138)
Restructuring and integration charges	(408)	(17,589)	(2,196)	(18,423)
Tax Effects of Other Adjustments (2)
Amortization of intangibles	(12,031)	(10,808)	(23,911)	(21,235)
Other income tax adjustments	(31,741)	9,180	(20,263)	(11,978)
Other	696	—	(248)	(1)
Adjusted Income Tax Expense from Continuing Operations	$(66,937)	$(69,218)	$(128,101)	$(132,369)
(1) Includes estimated income tax impacts on real estate impairments associated with the Company's Focus 2023 transformation program and related to the final pre-tax settlement of the Legacy CH2M Matter, net of previously recorded reserves for the three- and six- months ended March 31, 2023 and April 1, 2022, as well as tax impacts on charges associated with various transaction costs incurred with our acquisition and restructuring related activity associated with Company restructuring and integration programs.
(2) Includes estimated income tax impacts on amortization of intangible assets for the three- and six- months ended March 31, 2023 and April 1, 2022, certain income tax adjustments for the purposes of presenting the Company’s expected annual non-GAAP effective tax rate to facilitate a more meaningful evaluation of the Company’s current operating performance and comparisons to the Company’s operating performance in other periods and estimated tax impacts on certain subsidiary level contingent equity-based agreements in connection with the transaction structure of our PA Consulting investment for the three- and six-months ended March 31, 2023.

Reconciliation of Net Earnings Attributable to Jacobs from Continuing Operations to Adjusted Net Earnings Attributable to Jacobs from Continuing Operations (in thousands)

	Three Months Ended		Six Months Ended
	March 31, 2023	April 1, 2022	March 31, 2023	April 1, 2022
Net Earnings Attributable to Jacobs from Continuing Operations	$216,587	$88,817	$352,943	$223,082
After-tax effects of Restructuring, Transaction and Other Charges (1):
Focus 2023 Transformation, mainly real estate rescaling efforts	8,088	6,277	28,583	59,189
Transaction costs	4,240	5,353	7,791	9,623
Restructuring and integration charges	1,437	81,939	6,921	84,110
After-tax effects of Other Adjustments (2):
Amortization of intangibles	33,575	31,997	66,432	62,512
Other income tax adjustments	(31,713)	8,846	(20,197)	(12,237)
Other	(1,690)	—	542	4
Adjusted Net Earnings Attributable to Jacobs from Continuing Operations	$230,524	$223,229	$443,015	$426,283

(1) Includes estimated after-tax and related noncontrolling interest impacts from non-cash real estate impairment charges associated the Company's Focus 2023 program for the three- and six-months ended March 31, 2023 and April 1, 2022, and for the three- and six-months ended April 1, 2022, the final pre-tax settlement of the Legacy CH2M Matter, net of previously recorded reserves. Also includes charges associated with various transaction costs incurred with our acquisition and restructuring related activity associated with Company restructuring and integration programs.
(2) Includes estimated after-tax and noncontrolling interest impacts from amortization of intangible assets for the three- and six-months ended March 31, 2023 and April 1, 2022, certain income tax adjustments for the purposes of presenting the Company’s expected annual non-GAAP effective tax rate to facilitate a more meaningful evaluation of the Company’s current operating performance and comparisons to the Company’s operating performance in other periods and estimated tax impacts on certain subsidiary level contingent equity-based agreements in connection with the transaction structure of our PA Consulting investment for the three- and six-months ended March 31, 2023.

Reconciliation of Diluted Net Earnings from Continuing Operations Per Share to Adjusted Diluted Net Earnings from Continuing Operations Per Share (in thousands)

	Three Months Ended		Six Months Ended
	March 31, 2023	April 1, 2022	March 31, 2023	April 1, 2022
Diluted Net Earnings from Continuing Operations Per Share	$1.70	$0.68	$2.77	$1.71
After-tax effects of Restructuring, Transaction and Other Charges (1):
Focus 2023 Transformation, mainly real estate rescaling efforts	0.06	0.05	0.22	0.46
Transaction costs	0.03	0.04	0.06	0.07
Restructuring and integration charges	0.01	0.63	0.05	0.65
After-tax effects of Other Adjustments (2):
Amortization of intangibles	0.26	0.24	0.52	0.48
Other income tax adjustments	(0.25)	0.07	(0.16)	(0.09)
Other	(0.01)	—	—	—
Adjusted Diluted Net Earnings from Continuing Operations Per Share	$1.81	$1.72	$3.48	$3.28
(1) Includes estimated per-share impacts from real estate impairments associated with the Company's Focus 2023 transformation program for the three- and six-months ended March 31, 2023 and April 1, 2022, and for the three- and six-months ended April 1, 2022, the final pre-tax settlement of the Legacy CH2M Matter, net of previously recorded reserves. Also includes related impacts associated with various transaction costs incurred with our acquisition and restructuring related activity costs associated with Company restructuring and integration programs.
(2) Includes estimated per-share impacts from amortization of intangible assets for the three- and six-months ended March 31, 2023 and April 1, 2022, certain income tax adjustments for the purposes of presenting the Company’s expected annual non-GAAP effective tax rate to facilitate a more meaningful evaluation of the Company’s current operating performance and comparisons to the Company’s operating performance in other periods and certain subsidiary level contingent equity-based agreements in connection with the transaction structure of our PA Consulting investment for the three- and six-months ended March 31, 2023.
Reconciliation from Revenue to constant currency Revenue

	Three Months Ended
(in millions)	March 31, 2023	April 1, 2022	% Change
Total Net Revenue
Revenue	$4,078	$3,834	6%
Exchange rate effect	$108
Constant currency Revenue	$4,186		9%
Reconciliation from Net Revenue to constant currency Net Revenue

	Three Months Ended
(in millions)	March 31, 2023	April 1, 2022	% Change
Total Net Revenue
Net Revenue	$3,432	$3,261	5%
Exchange rate effect	$101
Constant currency Net Revenue	$3,533		8%

Earnings Per Share:

	Three Months Ended		Six Months Ended
Unaudited	March 31, 2023	April 1, 2022	March 31, 2023	April 1, 2022
Numerator for Basic and Diluted EPS:

Net earnings from continuing operations allocated to common stock for EPS calculation	$216,587	$88,817	$352,943	$223,082

Net loss from discontinued operations allocated to common stock for EPS calculation	$(75)	$(1)	$(783)	$(233)

Net earnings allocated to common stock for EPS calculation	$216,512	$88,816	$352,160	$222,849

Denominator for Basic and Diluted EPS:

Shares used for calculating basic EPS attributable to common stock	126,886	129,333	126,855	129,337

Effect of dilutive securities:
Stock compensation plans	473	640	573	796
Shares used for calculating diluted EPS attributable to common stock	127,359	129,973	127,428	130,133

Net Earnings Per Share:
Basic Net Earnings from Continuing Operations Per Share	$1.71	$0.69	$2.78	$1.72
Basic Net Loss from Discontinued Operations Per Share	$—	$—	$(0.01)	$—
Basic Earnings Per Share	$1.71	$0.69	$2.78	$1.72
Diluted Net Earnings from Continuing Operations Per Share	$1.70	$0.68	$2.77	$1.71
Diluted Net Loss from Discontinued Operations Per Share	$—	$—	$(0.01)	$—
Diluted Earnings Per Share	$1.70	$0.68	$2.76	$1.71
Note: Per share amounts may not add due to rounding.
.

For additional information contact:

Investors:
Jonathan Evans
investor.relations@jacobs.com

Media:
Louise White
louise.white@jacobs.com

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